TEMPLETON GROWTH FUND, INC.

ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION

Templeton Growth Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies in accordance with Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

SECOND: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had authority to issue a total of Two Billion Four Hundred Million (2,400,000,000) shares of Common Stock, par value of $0.01 per share, having an aggregate par value of twenty-four million dollars ($24,000,000), of which the Board of Directors of the Corporation (the "Board") had classified:

(i) One Billion Five Hundred Million (1,500,000,000) shares as "Templeton Growth Fund, Inc. – Class A" shares of Common Stock;

(ii) One Hundred Million (100,000,000) shares as "Templeton Growth Fund, Inc. – Class B" shares of Common Stock;

(iii) Three Hundred Million (300,000,000) shares as "Templeton Growth Fund, Inc. – Class C" shares of Common Stock;

(iv) Four Hundred Million (400,000,000) shares as "Templeton Growth Fund, Inc. – Advisor Class" shares of Common Stock; and

(v) One Hundred Million (100,000,000) shares as "Templeton Growth Fund, Inc. – Class R shares of Common Stock.

THIRD: The Board, at a meeting held on December 6, 2012 (the "Meeting"), adopted resolutions designating, as a new class of shares of Common Stock, the Class R6 shares of Common Stock of Templeton Growth Fund, Inc. The Board also adopted resolutions at the Meeting designating and reclassifying Ninety Million (90,000,000) authorized but unissued Class B shares of Common Stock of Templeton Growth Fund, Inc. into Ninety Million (90,000,000) authorized but unissued Class R6 shares of Common Stock of Templeton Growth Fund, Inc.

FOURTH: As supplemented hereby, the Corporation's charter authorizes the issuance of Two Billion Four Hundred Million (2,400,000,000) shares of Common Stock, par

value $0.01 per share, having an aggregate par value of twenty-four million dollars ($24,000,000), of which the Board has classified:

(i) One Billion Five Hundred Million (1,500,000,000) shares as "Templeton Growth Fund, Inc. – Class A" shares of Common Stock;

(ii) Ten Million (10,000,000) shares as "Templeton Growth Fund, Inc. – Class B" shares of Common Stock;

(iii) Three Hundred Million (300,000,000) shares as "Templeton Growth Fund, Inc. – Class C" shares of Common Stock;

(iv) Four Hundred Million (400,000,000) shares as "Templeton Growth Fund, Inc. – Advisor Class" shares of Common Stock;

(v) One Hundred Million (100,000,000) shares as "Templeton Growth Fund, Inc. – Class R shares of Common Stock; and

(vi) Ninety Million (90,000,000) shares as Templeton Growth Fund, Inc. – Class R6 shares of Common Stock.

FIFTH: The Class R6 shares shall represent proportionate interests in the same portfolio of investments as the existing classes of Common Stock of the Corporation and shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as the existing classes of shares of Common Stock of the Corporation, all as set forth in the charter of the corporation except for the differences described therein.

SIXTH: The Board, acting at a meeting duly called and held, duly authorized and adopted resolutions designating and reclassifying the capital stock of the Corporation as set forth in these Articles Supplementary, pursuant to the authority contained in the charter of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Presented and witnessed on this 28th day of February, 2013.

TEMPLETON GROWTH FUND, INC.

By: ______________________
Robert C. Rosselot
Vice President and Secretary

WITNESS: ______________________
Lori A. Weber
Vice President and Assistant Secretary